EXHIBIT 99.1
NEWS RELEASE

DATE:                 February 13, 1998

CONTACT:              William S. Hummers III
                      Mary M. Gentry

TO:                   News Media

RELEASE DATE:         Immediate


            CAROLINA FIRST ANNOUNCES COMPLETION OF OFFSHORE PLACEMENT

GREENVILLE, SC - Carolina First Corporation (Nasdaq/NM:CAFC) announced today that it has completed the sale of 2,000,000 shares of its common stock, par value $1.00 per share, to approximately 50 European and other overseas institutional investors. These shares were sold at a price of $20.50 per share, and Carolina First Corporation derived net proceeds therefrom of approximately $39 million. Carolina First Corporation intends to use the proceeds to support internal growth, acquisitions, the expansion of its finance subsidiary and for general corporate purposes, while maintaining capital ratios comparable to those of its peer group.

The shares were offered and sold only to non-U.S. persons under an exemption from registration provided by Regulation S under the Securities Act of 1933. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.



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